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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS



     As independent auditors, we hereby consent to the use in this Registration Statement on Form S-4 of The Continuum Company, Inc. of our report dated September 24, 1993 with respect to the consolidated statement of operations, stockholders' deficit and cash flows of Paxus Corporation Limited (a company incorporated in New South Wales, Australia) and subsidiaries for the year ended March 31, 1993, which financial statements are not presented separately in this Registration Statement, and to all references to our Firm included in this Registration Statement.



                                          /s/  KPMG Peat Marwick LLP



Sydney, New South Wales, Australia


February 12, 1996